Exhibit 99

     Marine Products Corporation to Announce Second Quarter 2004 Results and
                     Host a Conference Call on July 28, 2004

    ATLANTA, July 16 /PRNewswire-FirstCall/ -- Marine Products Corporation (Amex: MPX) today announced that it will release its financial results for the second quarter ended June 30, 2004 on Wednesday, July 28, 2004 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, July 28, 2004 at 9 a.m. Eastern Time.
    Individuals wishing to participate in the conference call should call
(866) 864-9123 or (706) 679-5285 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on August 6, 2004 by dialing (800) 864-9123 or (706) 679-5285, conference ID
8506332. This call also will be broadcast and archived on the company's investor Web site at http://www.marineproductscorp.com . Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.
    Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com .

     For information contact:
     BEN M. PALMER                        JIM LANDERS
     Chief Financial Officer              Corporate Finance
     404.321.7910                         404.321.2162
     irdept@marineproductscorp.com

SOURCE  Marine Products Corporation
    -0-                             07/16/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-7910, or irdept@marineproductscorp.com , or Jim Landers, Corporate Finance, +1-404-321-2162, both of Marine Products Corporation/
    /Web site:  http://www.marineproductscorp.com /
    (MPX)

CO:  Marine Products Corporation
ST:  Georgia
IN:  MAR
SU:  MAV CCA